UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IN RE BECTON, DICKINSON AND COMPANY STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 2:20-cv-15474-SRC-CLW NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER ACTION
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF STOCKHOLDER ACTION

TO:    ALL RECORD AND BENEFICIAL OWNERS OF BECTON, DICKINSON AND COMPANY. (“BD”) COMMON STOCK AS OF JUNE 5, 2025, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF BD, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT BD STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, CURRENT STOCKHOLDERS OF BD WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
YOU ARE HEREBY NOTIFIED, pursuant to an Order from the Honorable U.S. District Judge Stanley R. Chesler of the U.S. District Court for the District of New Jersey, in Courtroom 2 at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street Newark, NJ 07102 (the “Court”), that a proposed settlement agreement has been reached among (i) Plaintiffs,1 on behalf of themselves and derivatively on behalf of nominal defendant BD, (ii) BD, and (iii) defendants Vincent A. Forlenza, Thomas E. Polen, Christopher R. Reidy, Catherine M. Burzik, R. Andrew Eckert, Claire M. Fraser, Jeffrey W. Henderson, Christopher Jones,
1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation of Settlement, fully executed as of June 5, 2025 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.

Marshall O. Larsen, David F. Melcher, Claire Pomeroy, Rebecca W. Rimel, Timothy M. Ring, and Bertram L. Scott (collectively, the “Individual Defendants”) in connection with the above-captioned stockholder derivative action (the “Consolidated Federal Derivative Action”) and the substantially similar actions set forth in the Stipulation (collectively, the “Derivative Actions”).
Plaintiffs filed the Derivative Actions, including the actions comprising the Consolidated Federal Derivative Action, derivatively on behalf of BD alleging harm caused to the Company by the Individual Defendants’ alleged breaches of fiduciary duties and other alleged conduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Consolidated Federal Derivative Action and all claims asserted therein (and/or in any related action) on the terms set forth in the Stipulation and summarized in this Notice, including dismissal of the Consolidated Federal Derivative Action with prejudice.
As explained below, a Settlement Hearing will be held in this Court on August 11, 2025, at 10:00 a.m., before the U.S. District Judge Stanley R. Chesler of the U.S. District Court for the District of New Jersey, in Courtroom 2 at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street Newark, NJ 07102, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to BD and Current BD Stockholders2 and should be approved by the Court; (ii) whether the [Proposed] Final Judgment and Order of Dismissal approving the Settlement, substantially in the form of Exhibit C attached to the Stipulation, should be entered, dismissing the Consolidated Federal Derivative Action with prejudice and releasing, and enjoining the prosecution of, any and all Released Claims; and
2 “Current BD Stockholders” is defined to mean any Person or Persons who are record or beneficial owners of BD common stock as of June 5, 2025 and who continue to hold such common stock as of the date upon which the Judgment approving the Settlement becomes final, excluding the Individual Defendants, the current officers and directors of BD, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

(iii) whether the Fee and Expense Amount to Plaintiffs’ Counsel and any Service Awards to Plaintiffs to be paid therefrom, should be approved. At the Settlement Hearing, the Court may also hear or consider such other matters as the Court may deem necessary and appropriate.
You have the right to object to the Settlement, the Fee and Expense Amount, and any Service Awards in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Awards, as set forth in the Stipulation, and will be forever bound by the Judgment to be entered, the dismissal of the Consolidated Federal Derivative Action and the claims asserted therein with prejudice, and any and all of the releases set forth in the Stipulation.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Consolidated Federal Derivative Action; this Notice is merely to advise you of the proposed Settlement and of your rights as a Current BD Stockholder.
I.BACKGROUND
A.Summary of Plaintiffs’ Allegations and Claims
The Derivative Actions allege that the Individual Defendants failed to fulfil their fiduciary duties by, among other things, making certain allegedly false and misleading statements to stockholders between November 5, 2019 and February 5, 2020, regarding the extent of software defects and modifications in BD’s Alaris infusion pump system (“Alaris” or the “Alaris System”), ongoing scrutiny of the device by the U.S. Food and Drug Administration (“FDA”), and the potential corresponding impact on the Company’s financial position. Plaintiffs further allege that such misstatements artificially inflated the Company’s stock price during that time period and harmed the Company by causing it to incur legal and regulatory liability. Additionally, Plaintiffs allege that certain of BD’s officers and directors sold BD stock at artificially inflated prices based material non-public information regarding Alaris. Defendants deny these allegations and claims in their entirety, including as set forth below.
B.The Consolidated Federal Derivative Action
In April and May of 2020, plaintiffs in the Consolidated Federal Derivative Action sent litigation demands to the Company’s Board of Directors (the “Board”) pursuant to New Jersey law, demanding, among other things, that the Board take all necessary steps to investigate, address, and promptly remedy the alleged harm to the Company resulting from the above alleged misconduct.
On October 14, 2020, BD informed counsel for the Federal Derivative Plaintiffs that the Board had formed a special committee (the “Special Committee”) to conduct an investigation into the allegations underlying the demands.
On November 2, 2020, plaintiff Jankowski filed a shareholder derivative complaint in this Court, captioned, Jankowski v. Forlenza, et al., Case No. 2:20-cv-15474 (“Jankowski”), against certain of the Company’s officers and directors, naming the Company as nominal defendant and alleging claims for breach of fiduciary duty and insider selling under New Jersey law, contribution under the Sections 10(b) and 21D of the Exchange Act, insider selling and violations of Section 14(a) of the Exchange Act.
On November 25, 2020, the Court entered a stipulation and order staying proceedings in the Jankowski Action pending the Board’s formal response to plaintiff Jankowski’s demand.

On January 24, 2021, plaintiff Schranz filed a substantially similar shareholder derivative complaint in this Court, captioned, Schranz v. Polen, et al., Case No. 2:21-cv-010812 (the “Schranz Action”), against certain of the Company’s officers and directors, naming the Company as nominal defendant and asserting claims for breach of fiduciary duty and unjust enrichment under New Jersey law.
On February 5, 2021, the Court entered a stipulated order consolidating the Jankowski Action and the Schranz Action, which, among other things, subjected the Consolidated Federal Derivative Action to the Jankowski Action stay order and appointed co-lead and co-liaison counsel.
On March 1, 2021, and April 20, 2021, the Company provided counsel to the Federal Derivative Plaintiffs with Board resolutions adopted following the Special Committee’s investigation that, among other things, refused the demands and declined to have the Company pursue any of the claims contemplated thereby, and requested that the Federal Derivative Plaintiffs voluntarily dismiss their claims.
Thereafter, the Federal Derivative Plaintiffs requested additional information and documentation and, on July 30, 2021, after entering into confidentiality and use agreements, the Company provided the Federal Derivative Plaintiffs with certain additional information and documentation, including resolutions of the Corporate Governance and Nominating Committee of the Board recommending the creation of the Special Committee, the Board’s resolutions forming the Special Committee, independent director questionnaires for the Special Committee members, and redacted versions of the Special Committee’s final reports to the Board.
On May 5, 2023, Federal Derivative Plaintiffs requested further documents and information. After the parties to the Consolidated Federal Derivative Action filed a joint letter with the Court outlining their respective positions regarding additional document production, the Court set a hearing date for August 2023, which was thereafter adjourned in light of a then-upcoming mediation in the related federal securities class action captioned, Industriens Pensionsforsikring A/S v. Becton, Dickinson and Company, et al., No. 2:20-cv-02155 (D.N.J. Feb. 27, 2020) (the “Securities Class Action”).
Following status conferences with the Court in September and October of 2023, the parties to the Consolidated Federal Derivative Action entered a stipulation providing for the Federal Derivative Plaintiffs to file a consolidated complaint and a briefing schedule for Defendants’ motion to dismiss and any associated discovery motion by the Federal Derivative Plaintiffs. Following an agreement in principle to resolve the Securities Class Action, the parties to the Consolidated Federal Derivative Action agreed to explore the possibility of mediation and, on November 1, 2023, filed a stipulation, subsequently so-ordered by the Court, adjourning the previously entered case schedule without date and providing for a status report within 45 days. The parties to the Consolidated Federal Derivative Action thereafter provided periodic updates to the Court and, on May 13, 2024, notified the Court that they had agreed in principle to mediate.
C.The Consolidated State Court Action
In March 2021, Shiva Stein (“Stein”) sent a litigation demand to the Board under New Jersey law, based on substantially the same facts as the Federal Derivative Plaintiffs’ demands. On April 20, 2021, counsel for Stein received a letter from counsel for the Special Committee refusing Stein’s litigation demand in its entirety.
On April 29, 2021, Stein issued an inspection demand to the Company pursuant to N.J. Rev. Stat. §14A:5-28, seeking production of certain corporate books and records related to and reflecting the Board’s and/or the Special Committee’s evaluation and rejection of Stein’s litigation demand (the “Inspection Request”). On July 30, 2021, the Company produced certain documents in response to the Inspection Request (the “§14A:5-28 Production”), which counsel for Stein reviewed and analyzed.
On January 10, 2023, Stein filed a shareholder derivative action in the Law Division of the Superior Court of New Jersey, Bergen County vicinage (the “New Jersey State Court”), captioned Stein v. Burzik, et al., Case No. BER-C-000156-23 (the “Stein Action”), asserting claims for breach of fiduciary duty against the Individual Defendants under New Jersey law. The Stein Action further alleged, based on the §14A:5-28 Production, that the Board and/or Special Committee had wrongfully refused Stein’s litigation demand.
On April 11, 2023, the parties to the Stein Action filed a joint stipulation to stay further proceedings pending certain developments in the Securities Class Action and/or Consolidated Federal Derivative Action, which was so-ordered by the New Jersey State Court on April 28, 2023.
On September 10, 2024, plaintiff Lotz made a litigation demand on the Board under New Jersey law based on substantially the same facts as the Federal Derivative Plaintiffs’ and Stein’s litigation demands.
On September 26, 2024, the State Court Plaintiff filed a shareholder derivative complaint (substantially similar to those filed in the Consolidated Federal Derivative Action and the Stein Action) in the Chancery Division of the Superior Court of New Jersey , Bergen County vicinage, captioned Lotz v. Burzik, et al., Case No. BER-C-000174-24 (the “Lotz Action”).
The Stein Action was thereafter marked administratively closed pursuant to stipulation of the parties and subsequently marked voluntarily dismissed without prejudice. On or around December 4, 2024, the Lotz Action was transferred to the Law Division of the New Jersey State

Court and consolidated with the dismissed Stein Action under a new consolidated docket number (CONSOLIDATED CASE BER-L -007001-24), thus forming the Consolidated State Court Action.3 On May 27, 2025, the Consolidated State Court Action was stayed pending the filing of a notice of settlement in the Consolidated State Court Action.
D.The Securities Class Action
The Securities Class Action was filed in this Court on February 27, 2020, against the Company and certain of its officers for alleged violations of Sections 10(b), 20(a) and 20A of the Exchange Act, and SEC Rule l0b-5 promulgated thereunder in connection with a February 2020 stock drop following the announcement of an adverse FDA determination. On December 19, 2023, the parties in the Securities Class Action entered into a stipulation of settlement with full releases for all defendants and no admission or concession of any liability whatsoever. The cash payment to the settlement class in the Securities Class Action was funded with proceeds from BD’s directors’ and officers’ (“D&O”) insurance, with no monetary outlay by the Company (above the self-insured retention) or any defendant. On April 22, 2024, the Court entered judgment granting lead plaintiff’s motion for final approval of the Securities Class Action settlement, and dismissed the Securities Class Action with prejudice on April 26, 2024.
E.Mediation and the Settlement
On June 27, 2024, the Parties participated in a mediation session led by David M. Murphy of Phillips ADR Enterprises (the “Mediator”). Following the mediation, the Parties continued arm’s-length settlement negotiations, both directly and with the Mediator, regarding the monetary component of any proposed settlement. The Parties ultimately accepted the Mediator’s proposal with respect to a monetary payment to the Company by the Company’s
3     By virtue of their involvement in the Stein Action, counsel for the State Court Plaintiff coordinated their efforts with counsel for the Federal Derivative Plaintiffs regarding all aspects of mediation and settlement.

D&O insurance carriers, and thereafter negotiated and reached agreement on the implementation of certain corporate governance modifications (the “Governance Modifications”), all as memorialized in a binding Settlement Term Sheet executed on November 29, 2024 (the “Term Sheet”) and further documented in the Stipulation pursuant to the requirements of the Term Sheet. The Parties only commenced negotiations concerning the amount of attorneys’ fees to be paid to Plaintiffs’ Counsel after all material terms of the Settlement – including the substantive consideration for the Settlement – had been agreed upon.
II.PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel contend that the allegations made in the Derivative Actions are supported by substantial evidence and that the claims asserted have merit. Plaintiffs and Plaintiffs’ Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial(s) and any subsequent appeals(s), including problems of proof, challenges in overcoming the many available defenses to the derivative claims, the Individual Defendants’ advancement and indemnification rights, the amount, conditions, exclusions, and limitations on the available insurance, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs and Plaintiffs’ Counsel are also mindful of the costs and disruption further litigation would impose on BD.
Plaintiffs’ Counsel’s recommendation in favor of the Settlement is informed by, among other things: (i) review and analysis of BD’s relevant press releases, public statements, and filings with the SEC, securities and financial analyst reports and advisories and business media reports about the Company in the course of preparing Plaintiffs’ litigation demands, the Inspection Request, and Plaintiffs’ complaints; (ii) analysis of the extensive fact and legal record reflected in the pleadings, motions, status reports, and orders filed in the related Securities Class Action; (iii) research and analysis of the law governing the claims, damages and other remedies, pleading standards, anticipated affirmative defenses and insurance and indemnification in connection with preparation of Plaintiffs’ litigation demands, the Inspection Request, Plaintiffs’ complaints, and settlement demands; (iv) evaluation of the record regarding the investigation of the matters raised in Plaintiffs’ litigation demands and Board deliberations, including the §14A:5-28 Production; (v) evaluation of additional source materials relating to the Special Committee’s investigation and Board deliberations produced in response to Plaintiffs’ document requests; (vi) assessment of additional confidential information provided by Defendants in the course of the mediation relating to merits, insurance, and indemnification issues; (vii) evaluation of defense counsel’s arguments and perspectives offered by the Mediator regarding certain factual allegations, the relative strengths and weaknesses of the various claims and defenses, and problems of proof offered during the course of the mediation exchanges; (viii) research and analysis of the range of potential damages, disgorgement, and non-monetary remedies in connection with preparing the settlement demands and during the course of settlement negotiations; and (ix) review of the Company’s existing corporate governance policies and preparation of proposed corporate governance revisions to strengthen the Company’s governance.
Plaintiffs carefully weighed the benefits of the Settlement against the significant risks, costs, and delay that would be entailed in attempting to secure a better result through further litigation. Based upon their investigation and evaluation of the relevant evidence, applicable procedural standards and substantive law, and their assessment of the best interests of BD and its stockholders, and informed by perspectives offered by the Mediator and the arguments and positions advanced by the Defendants during the mediation process and related negotiations, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s immediate guarantee of a substantial monetary benefit to the Company, together with the substantial long-term benefits to be conferred by the Governance Modifications, is fair, reasonable and adequate consideration for the Settlement, and that the Settlement serves the best interests of BD and its stockholders.
Accordingly, Plaintiffs and Plaintiffs’ Counsel believe that the proposed Settlement confers substantial benefits on BD and its stockholders, including the monetary benefit and the adoption of the Governance Modifications set forth in Exhibit A to the Stipulation.
Plaintiffs and Plaintiffs’ Counsel believe that the terms of the Settlement directly address the claims at issue in the Derivative Actions. Additionally, the Company acknowledges that: (i) the initiation, pendency and settlement of the Derivative Actions (and the associated demands), and the Plaintiffs’ efforts in connection therewith, were a material factor in the implementation of the Governance Modifications; and (ii) the Governance Modifications confer a material benefit on the Company. Further, the Company’s Declaration attached as Exhibit A-1 to the Stipulation acknowledges that the Board, by unanimous resolution of its independent directors, made these and additional determinations in approving the Settlement.
III.DEFENDANTS DENY ANY AND ALL WRONGDOING OR LIABILITY
Each of the Defendants has expressly denied and continues to deny any fault, liability, or wrongdoing whatsoever as to any facts or claims alleged or asserted in the Derivative Actions, and all of the claims and contentions alleged, or which could have been alleged, therein or in similar such actions, including that BD has suffered damage by or as a result of the conduct alleged in the Derivative Actions or similar such actions.

Nonetheless, in order to eliminate the burden, expense, and risks inherent in the litigation, Defendants have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
IV.THE SETTLEMENT HEARING

A hearing (the “Settlement Hearing”) shall be held before this Court on August 11, 2025, at 10:00 a.m., before the Honorable U.S. District Judge Stanley R. Chesler of the U.S. District Court for the District of New Jersey, in Courtroom 2 at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street Newark, NJ 07102, to determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to BD and its stockholders and should be approved by the Court; whether the [Proposed] Final Judgment and Order of Dismissal should be entered herein; and whether to approve the Fee and Expense Amount to Plaintiffs’ Counsel and any Service Awards to Plaintiffs to be paid therefrom.
At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current BD Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice. Further, the Court may decide to approve the Settlement without a hearing and without further notice to BD stockholders or move the Settlement Hearing to Zoom or another similar virtual platform without further notice to BD stockholders.
V.SETTLEMENT CONSIDERATION
The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. As a part of the proposed Settlement, Defendants shall cause their D&O insurance carriers to pay $9,000,000 to the Settlement Fund. In addition, BD has agreed that within sixty (60) days of the issuance of an order finally approving the settlement of the Consolidated Federal Derivative Action, BD will adopt certain corporate Governance Modifications, which BD shall maintain for a period of not less than four (4) years. After deducting and paying the Fee and Expense Amount and any Service Awards, as well as the costs of notice, out of the Settlement Fund, the balance of the Settlement Fund will be released to the Company.
VI.DISMISSAL AND RELEASES
In connection with the Court’s approval of the Settlement, the Parties will request entry of the [Proposed] Final Judgment and Order of Dismissal by the Court, dismissing with prejudice all claims alleged in the Consolidated Federal Derivative Action and any other Released Claims as defined in the Stipulation. Upon the Effective Date, the Releasing Parties (including BD) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, relinquished, discharged, extinguished, and dismissed with prejudice the Released Defendants Claims (including Unknown Claims) against the Released Defendant Parties and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Consolidated Federal Derivative Action against the Released Defendant Parties; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Consolidated Federal Derivative Action or the Released Claims. The Effective Date is conditioned on the occurrence of certain events set forth in the Stipulation including, among others, the final dismissal with prejudice of the Derivative Actions that are not part of the Consolidated Federal Derivative Action.
VII.ATTORNEYS’ FEES AND EXPENSES
After negotiating the monetary relief for the Company and the Governance Modifications, Plaintiffs’ Counsel and counsel for Defendants, with the assistance of the Mediator, separately negotiated with respect to the amount of the Fee and Expense Amount to be paid to Plaintiffs’ Counsel, subject to Court approval. In connection with a motion for final approval of the Settlement, Plaintiffs’ Counsel will request attorneys’ fees and expenses of $3,470,000. Defendants agree to pay the Fee and Expense Amount, subject to Court approval. The Fee and Expense Amount shall constitute final and complete payment for Plaintiffs’ Counsel’s attorney’s fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions. Neither Defendants nor their insurers shall have any obligation or liability with respect to attorneys’ fees, costs, or expenses beyond the amount approved by the Court in response to the motion for approval of the Fee and Expense Amount.
Additionally, that Plaintiffs’ Counsel may apply to the Court for reasonable service awards for Plaintiffs not to exceed $5,000 each (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court, in consideration for their roles in securing the Settlement's benefits. Neither the Company nor the Individual Defendants will oppose any such awards consistent with such limits. Neither the Company nor any of the Defendants nor their insurance carriers shall be liable for any portion of any Service Award.
VIII.YOUR RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
Any Current BD Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate,

why the [Proposed] Final Judgment and Order of Dismissal should not be entered thereon, or why the Fee and Expense Amount, including any Service Awards, should not be finally approved; provided, however, that unless otherwise ordered by the Court, no Current BD Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee and Expense Amount, unless that stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth (a) a written notice of objection with the person’s name, address, and telephone number, along with a representation as to whether such person intends to appear at the Settlement Hearing, (b) competent evidence that such person currently holds shares of BD common stock, (c) a statement of objections to any matters before the Court, the grounds therefor, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; (d) proof of service; and (e) the identities of any cases (by name and court) in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and, (2) if a BD stockholder intends to and requests to be heard at the Settlement Hearing, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing, (b) a statement indicating the basis for such appearance, and (c) any and all evidence that would be presented at the Settlement Hearing. If a Current BD Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

Counsel for Plaintiff Jeff Schranz and Co-Lead Counsel for Plaintiffs in the Consolidated Federal Derivative Action

GLANCY PRONGAY & MURRAY LLP
BENJAMIN I. SACHS-MICHAELS
MATTHEW M. HOUSTON
745 Fifth Avenue, Fifth Floor
New York, NY 10151
Telephone: (212) 935-7400
Facsimile: (212) 756-3630
bsachsmichaels@glancylaw.com
mhouston@glancylaw.com

ROBERT V. PRONGAY
PAVITHRA RAJESH
1925 Century Park East, Suite 2100
Los Angeles, CA 90067
Telephone: (310) 201-9150
rprongay@glancylaw.com prajesh@glancylaw.com

Counsel for Plaintiff Ronald Jankowski and Co-Lead Counsel for Plaintiffs in the Consolidated Federal Derivative Action

WINSTON & STRAWN LLP
JAMES P. SMITH III
MATTHEW DIRISIO
200 Park Avenue
New York, New York 10166
Tel: (212) 294-6700
jpsmith@winston.com mdirisio@winston.com

  McCARTER & ENGLISH LLP
MATTHEW A. SKLAR
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102
Tel: (973) 624-4444
msklar@mccarter.com

Counsel for Nominal Defendant Becton, Dickinson and Company, and Defendants Vincent A. Forlenza, Thomas E. Polen, Christopher R. Reidy, Catherine M. Burzik, R. Andrew Eckert, Claire M. Fraser, Jeffrey W. Henderson, Christopher Jones, Marshall O. Larsen, David F. Melcher, Claire Pomeroy, Rebecca W. Rimel, Timothy M. Ring, and Bertram L. Scott

DILWORTH PAXSON LLP
LISA J. RODRIGUEZ
1500 Market Street, Suite 3500E
Philadelphia, Pennsylvania 19102
Tel: (856) 675-1926
lrodriguez@dilworthlaw.com

Counsel for Plaintiff Ronald Jankowski and Co-Liaison Counsel for Plaintiffs in the Consolidated Federal Derivative Action and Counsel for Plaintiff Agnes Lotz in the Consolidated State Court Action

HERMAN JONES LLP
SERINA M. VASH
153 Central Avenue #131
Westfield, NJ 07090
Telephone: (404) 504-6516
Facsimile: (404) 504-6501
svash@hermanjones.com

Counsel for Plaintiff Jeff Schranz and Co-Liaison Counsel for Plaintiffs in the Consolidated Federal Derivative Action

Any Current BD Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Awards, as set forth in the Stipulation, and shall be forever bound by the Judgment to be entered, the dismissal of the Consolidated Federal Derivative Action with prejudice, and any and all of the releases set forth in the Stipulation.
IX.CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) the dismissal with prejudice of the Consolidated Federal Derivative Action with prejudice, without any further relief except as provided in the Stipulation; (b) the entry by the Court of a Judgment providing for, among other things, such dismissal with prejudice of the Consolidated Federal Derivative Action and the release of the Released Claims as set forth in the Stipulation; and (c) the Settlement becoming Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation shall be null and void and of no force and effect and the Parties to the Stipulation will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.
X.EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Settlement, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the District of New Jersey, Martin Luther King Building & U.S. Courthouse, 50 Walnut Street Newark, NJ 07102 during business hours of each business day or by visiting BD’s website at https://investors.bd.com/.

Any other inquiries regarding the Settlement or the Federal Derivative Action should be addressed in writing to the following:

ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

Counsel for Plaintiff Jeff Schranz and Co-Lead Counsel for Plaintiffs in the Consolidated Federal Derivative Action

GLANCY PRONGAY & MURRAY LLP
BENJAMIN I. SACHS-MICHAELS
MATTHEW M. HOUSTON
745 Fifth Avenue, Fifth Floor
New York, NY 10151
Telephone: (212) 935-7400
Facsimile: (212) 756-3630
bsachsmichaels@glancylaw.com
mhouston@glancylaw.com

ROBERT V. PRONGAY
PAVITHRA RAJESH
1925 Century Park East, Suite 2100
Los Angeles, CA 90067
Telephone: (310) 201-9150
rprongay@glancylaw.com prajesh@glancylaw.com

Counsel for Plaintiff Ronald Jankowski and Co-Lead Counsel for Plaintiffs in the Consolidated Federal Derivative Action
DILWORTH PAXSON LLP
LISA J. RODRIGUEZ
1500 Market Street, Suite 3500E
Philadelphia, Pennsylvania 19102
Tel: (856) 675-1926
lrodriguez@dilworthlaw.com

Counsel for Plaintiff Ronald Jankowski and Co-Liaison Counsel for Plaintiffs in the Consolidated Federal Derivative Action and Counsel for Plaintiff Agnes Lotz in the Consolidated State Court Action

HERMAN JONES LLP
SERINA M. VASH
153 Central Avenue #131
Westfield, NJ 07090
Telephone: (404) 504-6516
Facsimile: (404) 504-6501
svash@hermanjones.com

Counsel for Plaintiff Jeff Schranz and Co-Liaison Counsel for Plaintiffs in the Consolidated Federal Derivative Action

PLEASE DO NOT TELEPHONE THE COURT, BD, OR THE INDIVIDUAL
DEFENDANTS REGARDING THIS NOTICE.